Exhibit 10.1
April 27, 2009
Andrew Hersam
9 Midbrook Lane
Darien, CT 06820
Dear Andy:
This letter confirms our agreement (“Agreement”) regarding your employment at Westwood One, Inc. and/or its Related Entities (“Westwood” or the “Company”). Capitalized terms used but not defined herein shall have the meaning set forth in your employment agreement with Westwood One, Inc., dated as of May 8, 2008 (“Employment Agreement”).
1. This confirms the termination of your employment with Westwood effective March 31, 2009 (the “Termination Date”) and the termination of your Employment Agreement effective on the Termination Date. In connection with the foregoing and contingent upon your execution of this Agreement, Westwood shall provide you with the following:
(a)
subject to Section 17 of your Employment Agreement, payment of an amount equal to your annual Base Salary ($425,000), (i) the first payment equal to two (2) months of your monthly Base Salary payable on June 5, 2009 and (ii) the remaining ten (10) months of your monthly Base Salary payable in equal installments over a period beginning on June 1, 2009 and continuing through March 31, 2010 on a schedule that mirrors the Company’s normal payroll practices; and

(b)
one-third (1/3) of the options granted under the 2008 Signing Award shall immediately vest as of the Termination Date and shall be exercisable through the period that is 90 days from the Termination Date.

Any payments provided to you herein shall be reduced by appropriate deductions for federal, state, local taxes and all other appropriate deductions and shall be paid in accordance with Westwood’s normal payroll policies and policies and practices regarding the payment of commissions. You acknowledge that you have been paid all compensation, in cash or otherwise, due to you from Westwood other than payment for accrued but unreimbursed expenses pursuant to and in accordance with your Employment Agreement, and except as set forth above, you shall not receive any other compensation in cash, salary, commission, draw or bonus, or otherwise other than pursuant to the Consulting Agreement between you and the Company dated April 27, 2009. Your right to receive, and the Company’s obligation to pay, the payments contained in this Section 1 shall not arise until the Effective Date of this Agreement and shall further depend upon your compliance with this Agreement including your returning of the Company’s property as described in Section 9 herein.
2. For good and valuable consideration received in connection with your termination of employment with the Company, you do hereby release and forever discharge and covenant not to sue the Company, the Related Entities and their respective subsidiaries and affiliates and their respective directors, members, partners, officers, managers, employees, agents, stockholders, successors and assigns (both individually and in their official capacities) and its and their predecessors or successors (collectively, the “Releasees”), from any and all actions, causes of action, covenants, contracts, claims, demands, suits, and liabilities whatsoever, which you ever had or now have or which you or any of your heirs, executors, administrators and assigns hereafter can, shall or may have by reason of or relating to your employment with the Company as of the effective date of this Agreement.

Andrew Hersam
April 27, 2009

By signing this Agreement, you are providing a complete waiver of all claims against the Releasees that may have arisen, whether known or unknown, up until the effective date of this Agreement. This includes, but is not limited to, claims based on Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967 (including the Older Workers Benefit Protection Act) (the “ADEA”), the Americans With Disabilities Act, the Fair Labor Standards Act, the Equal Pay Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974 (“ERISA”) (except as to claims pertaining to vested benefits under employee benefit plans covered by ERISA and maintained by the Releasees), and all applicable amendments to the foregoing acts and laws, or any common law, public policy, contract (whether oral or written, express or implied) or tort law, and any other local, state or Federal law, regulation or ordinance having any bearing whatsoever on the terms and conditions of your employment. This Agreement shall not, however, constitute a waiver of: (a) your rights under any employee benefit plan currently maintained by the Company; (b) your rights under the Employment Agreement intended to survive your termination of employment; (c) your rights under the Company’s certificate of incorporation, By-Laws, insurance policies or other written agreements with respect to indemnification; (d) your rights to payment for accrued but unreimbursed expenses pursuant to and in accordance with your employment agreement, or (e) any claims to enforce rights arising under the ADEA or other civil rights statute after the effective date of this Agreement.
3. For good and valuable consideration provided herein, you hereby (a) reaffirm your obligations under Sections 7 through 10 of the Employment Agreement (the “Restricted Covenants”), (b) agree that for the purpose of Section 6 of your Employment Agreement, the cessation of your employment hereunder shall be considered a termination of employment under Section 6(d) of your Employment Agreement, (c) acknowledge that such shall remain in full force and effect, and (d) understand that such provisions shall be fully enforceable in accordance with the terms and conditions of the Employment Agreement following your termination of employment with the Company. By your signature hereto you acknowledge that you have reviewed such paragraphs in connection with your review of this Agreement and understand the restrictions contained therein. You agree that the limitations set forth therein on your rights are reasonable and necessary for the protection of Westwood. In this regard, you specifically agree that the limitations as to period of time and geographic area, as well as all other restrictions on your activities specified therein, are reasonable and necessary for the protection of Westwood. The parties hereto agree that the remedy at law for any breach of your obligations under those Sections of the Employment Agreement would be inadequate and that Westwood shall be entitled to injunctive or other equitable relief (without bond or undertaking) in any proceeding which may be brought to enforce any provisions of those Sections. For purpose of clarification, notwithstanding anything to the contrary in the Restricted Covenants or in this Agreement, you shall be permitted to engage in cross-platform advertising sales to the media and/or entertainment industry as or on behalf of a media and/or marketing agency, provided, however, that under all circumstances, in connection with your performance of such activities and with regard to the sale and/or inclusion of radio, television and digital media advertising inventory in such sales: (i) you shall first negotiate in good faith and exclusively with and make an offer to the Company for the Company to provide any radio, television and digital media advertising inventory (right of first offer), which the Company shall have seven (7) days to accept; and (ii) you shall provide the Company with a subsequent right of first refusal for the Company to provide all radio, television and digital media advertising inventory, which the Company shall have seven (7) days to exercise.

Andrew Hersam
April 27, 2009

4. You further agree, promise and covenant that, to the maximum extent permitted by law neither, you, nor any person, organization, or other entity acting on your behalf has or will file, charge, claim, sue, or cause or permit to be filed, charged or claimed, any action for damages or other relief (including injunctive, declaratory, monetary or other relief) against the Releasees involving any matter occurring in the past up to the date of this Agreement, or involving or based upon any claims, demands, causes of action, obligations, damages or liabilities which are the subject of this Agreement. This Agreement shall not affect your rights under the Older Workers Benefit Protection Act to have a judicial determination of the validity of this Agreement and does not purport to limit any right you may have to file a charge under the ADEA or other civil rights statute or to participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or other investigative agency. This Agreement does, however, waive and release any right to recover damages under the ADEA or other civil rights statute.
5. You have been given 45 days to review this Agreement and have been given the opportunity to consult with legal counsel, and you are signing this Agreement knowingly, voluntarily and with full understanding of its terms and effects, and your voluntarily accept the consideration contained herein for the purpose of making full and final settlement of all claims referred to above. If you have signed this Agreement prior to the expiration of the 45 day period, you have done so voluntarily. You also understand that you have seven (7) days after executing to revoke this Agreement, and that this Agreement will not become effective if you exercise your right to revoke your signature within seven (7) days of execution. The terms of this Agreement shall not become effective or enforceable until seven (7) days following the date of its execution by both parties (the “Effective Date”). You understand and acknowledge that your right to receive the consideration hereunder, however, is conditioned upon your execution and non-revocation of this Agreement.
6. Upon the receipt of reasonable notice from the Company (including the Company’s outside counsel), you agree to respond and provide information with regard to matters in which you had knowledge as a result of your employment with the Company, and provide reasonable assistance to the Company and its Related Entities and their respective representatives in defense of any claims that may be made against the Company or any of its Related Entities, and assist the Company and its Related Entities in the prosecution of any claims that may be made by the Company or any of its Related Entities, to the extent that such claims may relate to the period of your employment with the Company. You further agree to promptly inform the Company if you become aware of any lawsuits involving such claims that may be filed or threatened against the Company or any of its Related Entities. You also agree to promptly inform the Company (to the extent you are legally permitted to do so) if you are asked to assist in any investigation of the Company or any of its Related Entities or its or their actions, regardless of whether a lawsuit or other proceeding has then been filed with respect to such investigation, and you shall not do so unless legally required. Notwithstanding anything to the contrary above, you will not be obligated to provide assistance to the Company under this Section 6 to the extent such assistance unreasonably interferes with your other business commitments at such time. The Company shall reimburse you for all of your reasonable out-of-pocket expenses incurred in connection with your cooperation and assistance under this Section 6.

Andrew Hersam
April 27, 2009

7. You acknowledge that you have not relied on any representations or statements not set forth in this Agreement.
8. In consideration of the consideration described in Section 1 above and for other good and valuable consideration, you also hereby specifically waive any and all rights or claims that you have, or may hereafter have, to reinstatement or reemployment with Westwood. Any reemployment shall be at the sole and absolute discretion of Westwood.
9. You represent and warrant that to the best of your knowledge you have returned to Westwood all Westwood property and tangible confidential information in your possession and requested by Westwood One (“Property”) including, but not limited to, keys, computers, pagers, files, agreements, documents, telephones, fax machines and credentials. To the extent that Westwood believes and/or discovers that you have not returned any such Property to Westwood, Westwood shall notify you of such in writing and provide you with a reasonable period of time to return such Property to Westwood.
10. You agree not to make any statement or take any actions which in any way disparage or which could harm the reputation and/or goodwill of Westwood, or in any way, directly or indirectly, cause or encourage the making of such statements or the taking of such actions by anyone else. Nothing in this paragraph shall prohibit you from responding truthfully to a lawfully issued subpoena, court order, or other lawful request by any regulatory agency or government authority. Westwood shall cause its executive officers and directors not to make any statement or take any actions which in any way disparage or which could harm your reputation and/or goodwill, or in any way, directly or indirectly, cause or encourage the making of such statements or the taking of such actions by anyone else in any communications with the press or other media or any customer, client or supplier of Westwood; provided, however, that nothing herein shall preclude either (a) Westwood from commenting on Westwood’s performance generally or responding to inquiries with respect to such performance, or (b) you from responding to comments or responses made by Westwood regarding Westwood’s performance generally.
11. The terms of this Agreement, including all facts, circumstances, statements and documents relating thereto, shall not be admissible or submitted as evidence in any litigation in any forum except as required by law for any purpose other than to secure enforcement of the terms and conditions of this Agreement.

Andrew Hersam
April 27, 2009

12. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law principles thereof. If any provision in this Agreement is held invalid or unenforceable for any reason, the remaining provisions shall be construed as if the invalid or unenforceable provision had not been included. The parties agree that any dispute, controversy or claim arising out of this Agreement, except for any injunctive or equitable relief, shall be finally settled by arbitration in New York, New York in accordance with the JAMS Employment Arbitration Rules and Procedures in effect on the date of this Agreement and judgment upon the award may be entered in any court having jurisdiction thereof.
13. Except as otherwise set forth herein and covenants you agreed that survive the termination of your employment, this Agreement sets forth the terms and conditions of your separation of employment with Westwood, and supersedes any and all prior oral and written agreements between you and Westwood, including your Employment Agreement. This Agreement may not be altered, amended or modified except by a further writing signed by you and Westwood.
14. This Agreement may be executed in counterparts, including via facsimile copy, each of which shall constitute an original, but all of which together shall constitute one agreement.
15. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of the Agreement.

Andrew Hersam
April 27, 2009

16. If any of the provisions, terms or clauses of this Agreement are declared illegal, unenforceable or ineffective in a legal forum, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon the parties.

Very truly yours, WESTWOOD ONE, INC.
Date: 5/7/09	By:	/s/ David Hillman
		Name:	David Hillman
		Title:	CAO & GC
By signing this Agreement below, you agree to and accept the provisions contained herein. You certify and acknowledge that you (i) have been advised to consult with an attorney about this Agreement prior to executing same, (ii) have read the Agreement, (iii) understand its contents, (iv) are voluntarily entering into this Agreement free from coercion or duress and (v) agree to be bound by its terms.

Date: 4/27/09	/s/ Andrew Hersam
Andrew Hersam